Exhibit 10.11

            AMENDED AND RESTATED PREFERRED UNIT REPURCHASE AGREEMENT

      THIS AMENDED AND RESTATED PREFERRED UNIT REPURCHASE AGREEMENT (this "Agreement") is dated as of December 30, 2002 between Contico International, L.L.C., a Delaware limited liability company ("Contico"), Katy Industries, Inc., a Delaware corporation ("Katy") and Newcastle Industries, Inc., a Missouri corporation ("Newcastle").

      WHEREAS, Katy and Newcastle entered into the Members Agreement of Contico, dated as of January 8, 1999 (as amended, the "Members Agreement") which provides for the terms and conditions of the Preferred Units (as defined therein);

      WHEREAS, on June 28, 2001, Contico repurchased 165 of its Preferred Units from Newcastle pursuant to that certain Preferred Unit Repurchase Agreement, dated as of March 28, 2001, as amended;

      WHEREAS, the parties hereto entered into that certain Preferred Unit Repurchase Agreement on October 17, 2002 (the "Original Agreement") whereby Contico agreed to repurchase the remaining 164 Preferred Units of Contico owned by Newcastle on or before December 31, 2002 upon the occurrence of certain conditions precedent, including an amendment to Katy's credit agreement to permit the transaction; and

      WHEREAS, Katy requires additional time to complete the amendment to its credit agreement allowing for the payment of the Consideration (as defined below).

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereto agree that the Original Agreement is hereby amended and restated in its entirety as follows:

      SECTION 1. Definitions.

      Capitalized terms used herein and not described herein have the respective meaning ascribed to them in the Members Agreement.

      SECTION 2. Purchase and Sale of Preferred Units

      On the Closing Date (as defined below), Newcastle shall tender to Contico, Contico shall repurchase from Newcastle, and Katy shall cause Contico to repurchase from Newcastle, 164 Preferred Units for a purchase price of $60,000 per Preferred Unit (that amount being equal to 60% of the stated value of such units), plus an amount equal to the aggregate accrued but unpaid Priority Return for each Preferred Unit through the Closing Date (collectively, the "Consideration"). The Consideration shall be payable by Contico in cash by wire transfer of immediately available funds. Notwithstanding

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anything herein to the contrary, Newcastle shall not be entitled to receive and neither Katy nor Contico shall be obligated to pay the Consideration unless and until Katy has either (i) finalized the required amendment to its credit agreement to permit payment of the Consideration or (ii) refinanced its primary credit agreement with a new agreement that provides for payment of the Consideration (the "Condition Precedent"). For purposes of this Agreement, the term "Closing Date" shall mean that date which is ten (10) business days after the satisfaction of the Condition Precedent; provided that, Katy and/or Contico shall give Newcastle written notice that the Condition Precedent has been satisfied within two (2) business days after such occurrence.

      SECTION 3. Termination of Members Agreement.

      The parties acknowledge that after consummation of this Agreement, Newcastle shall no longer have any ownership interest in Contico and that the Members Agreement shall, except where otherwise expressly set forth in the Members Agreement, terminate and be of no further force or effect. Further, Newcastle expressly acknowledges that after the Closing Date, Newcastle, and its shareholders, shall no longer have any rights or obligations as a member under the Amended and Restated Limited Liability Company Agreement of Contico International, L.L.C., dated as of January 8, 1999; provided, however, that Contico shall provide Newcastle (i) with such information as is required by
Section 8.4 of the Limited Liability Company Agreement to enable Newcastle to file its income tax return for 2002 and 2003 and (ii) with such information as Newcastle reasonably requests so that it may defend any tax audit, or reply to requests for information, on tax returns previously filed.

      SECTION 4. Termination

      This Agreement and the obligations hereunder shall terminate on March 31, 2003 if the Condition Precedent has not been satisfied on or prior to such date.

                       [Signatures on the Following Page]


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      IN WITNESS WHEREOF, Katy, Contico and Newcastle have caused this Agreement to be duly executed as of the date first above written.

                                        KATY INDUSTRIES, INC.

                                            By:_______________________
                                            Name: Amir Rosenthal
                                            Title: Vice President

                                        CONTICO INTERNATIONAL, L.L.C.

                                            By:_______________________
                                            Name: Amir Rosenthal
                                            Title:

                                        NEWCASTLE INDUSTRIES, INC.

                                            By:_______________________
                                            Name:
                                            Title:


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